Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Frontier Nuclear and Minerals Inc.’s Registration Statements on Form F-3 (File No. 333-272324 and File No. 333-291536) of our report dated October 31, 2025, relating to the consolidated financial statements of Frontier Nuclear and Minerals Inc., which appears in this Amendment No. 2 to the annual report on Form 20-F.

Date: May 4, 2026

De Visser Gray LLP

CHARTERED PROFESSIONAL ACCOUNTANTS